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                                                                   Exhibit 10.33

                            INDEMNIFICATION AGREEMENT

                                 BY AND BETWEEN

                            UGLY DUCKLING CORPORATION

                                       AND

                     FIRST MERCHANTS ACCEPTANCE CORPORATION


         Indemnification Agreement (this "Agreement") dated as of February 11, 1998, by and between Ugly Duckling Corporation, a Delaware corporation ("UDC") and First Merchants Acceptance Corporation, a Delaware corporation ("FMAC").

                                   RECITALS:

         WHEREAS, FMAC filed for reorganization under Title 11 of the United States Code (the "Bankruptcy Code") on July 11, 1997, in the United States Bankruptcy Court for the District of Delaware, case number 97-1500 (the "Bankruptcy Case"); and

         WHEREAS, FMAC filed a Joint Disclosure Statement of Debtors in connection with solicitation of ballots with respect to the Joint Plan (the "Joint Plan") under Chapter 11 of the United States Bankruptcy Code (the "Disclosure Statement") with such bankruptcy court; and

         WHEREAS, as part of said reorganization, UDC will assume certain servicing rights and certain interests in securitization rights, and will issue to FMAC or the unsecured creditors and/or equity holders of FMAC common stock and warrants pursuant to a registration statement filed by UDC on Form S-1, dated December 22, 1997, file no. 333-42973 (the "Registration Statement"). The Prospectus (as defined herein) included in the Registration Statement at the time the Registration Statement is declared effective by the Securities and Exchange Commission will be attached as an exhibit to the Disclosure Statement.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

                                    SECTION 1
                                 INDEMNIFICATION

         1.1 INDEMNIFICATION BY UDC. UDC agrees to indemnify and hold harmless FMAC and its respective affiliates, directors, officers, employees, agents, counsel, and representatives (collectively, the "FMAC Parties") against any losses, claims, damages, or liabilities to which such FMAC Parties or any one or more of them may become subject under the Securities Act of 1933 or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any



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material fact contained in the Registration Statement, any related prospectus
("Prospectus"), or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and will reimburse each FMAC Party for any reasonable legal or other expense incurred by such FMAC Party in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that UDC will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement, or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Prospectus, or such amendment or supplement thereto in reliance upon and in conformity with written information furnished to UDC by or through FMAC specifically for use in the preparation thereof (the "FMAC Information"). UDC expressly assumes responsibility to provide FMAC with copies of the Prospectus (and any Prospectus as amended or supplemented) in sufficient time and in sufficient quantities for FMAC to distribute the Prospectuses to each person entitled to vote on the Joint Plan and, in the event that the Warrants and/or the Stock Option Shares are distributed by UDC directly to FMAC and FMAC elects to offer or sell the "Warrants," related "Warrant Shares," or "Stock Option Shares," as such terms are defined in the Prospectus, in lieu of distributing the Warrants, related Warrant Shares, or Stock Option Shares to its unsecured creditors and/or existing equity holders, to each person to whom FMAC offers or sells such Warrants, related Warrant Shares, or Stock Option Shares and FMAC expressly assumes responsibility to timely notify UDC of the quantities required and to ensure that Prospectuses are distributed to all such persons in accordance with applicable law. UDC's responsibility in the immediately preceding sentence to timely provide copies of Prospectuses to FMAC is qualified by the following: (i) with respect to Prospectuses to be distributed to those persons entitled to vote on the Joint Plan, UDC will use its best efforts to provide the quantity of Prospectuses requested by FMAC to the location requested by FMAC as soon as practicable after the Registration Statement has been declared effective by the SEC and (ii) with respect to Prospectuses to be distributed thereafter, UDC's responsibilities herein are qualified by reference to Section 14(a) of the Warrant Agreement to be entered into between UDC and the Warrant Agent (described therein) under which UDC will issue the Warrants, which Section references the fact that there may be periods during which UDC will be required to supplement or amend the Registration Statement and during which trading of the securities registered thereby will be suspended. This Agreement will be in addition to any liability that UDC may otherwise have.

         1.2 INDEMNIFICATION BY FMAC. FMAC will indemnify and hold harmless UDC and its respective affiliates, directors, officers, employees, agents, counsel, and representatives (collectively, the "UDC Parties") against any losses, claims, damages or liabilities to which the UDC Parties or any one or more of them may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Disclosure Statement (excluding the Prospectus provided by UDC attached as Exhibit V thereto, other than the FMAC Information contained therein), or any amendment or supplement thereto,
(ii) the omission or alleged omission to state in the Disclosure Statement (excluding the Prospectus provided by UDC attached as Exhibit V thereto, other than the FMAC Information contained





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therein), or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, (iii) offers of Warrants, related Warrant Shares, or Stock Option Shares, if any, made in violation of applicable securities laws as a result of FMAC's dissemination of the draft disclosure statement, filed with the United States Bankruptcy Court for the District of Delaware, on or about December 15, 1997, to interested parties, or
(iv) the failure of FMAC to file any required federal or state registrations as a broker dealer in connection with the distribution of the securities covered by the Registration Statement (other than the Bank Group Warrants (as defined in the Prospectus) and the shares issuable on exercise thereof) (the "Securities"), and will reimburse any reasonable legal or other expense reasonably incurred by the UDC Parties in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding. This Agreement will be in addition to any liability which FMAC may otherwise have.

         1.3 INDEMNIFICATION PROCEDURE. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 1.3, such person (the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing. No indemnification provided for in Sections 1.1 or 1.2 shall be available to any party who shall fail to give notice as provided in this Section 1.3 if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the Indemnifying Party or Parties of any liability which it or they may have to the Indemnified Party for contribution or otherwise then on account of the provisions of Sections 1.1 or 1.2. In case any such proceeding shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party and shall pay as incurred the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the Indemnifying Party shall pay as incurred the reasonable fees and expenses of the counsel retained by the Indemnified Party in the event (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm and local counsel as appropriate for all such indemnified parties. Such firm shall be designated in writing by FMAC in the case of parties indemnified pursuant to Section 1.1 and by UDC in the case of parties indemnified pursuant to Section 1.2 and shall be subject to the reasonable consent of the other party. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the




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plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

         1.4 CONTRIBUTION. If the indemnification provided for in this Section 1 is unavailable or insufficient to hold harmless an indemnified party under
Section 1.1 or 1.2 above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by UDC on the one hand and FMAC, on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required under Section 1.3 above and the Indemnifying Party was materially prejudiced thereby, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of UDC, on the one hand and FMAC, on the other in connection with the statements or omissions which resulted in such lawsuits, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by UDC or any UDC Party, on the one hand or FMAC or any FMAC Party, on the other and the parties relative intent, knowledge, access to information, an opportunity to correct or prevent such statement or omission.

         UDC and FMAC agree that it would not be just and equitable if contributions pursuant to this Section 1.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above in this Section 1.4. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 1.4 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 1.4, no person guilty of fraudulent misrepresentations (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

         1.5 JURISDICTION. Any proceeding relating to this Agreement and the transactions contemplated hereby shall be brought in a state court of Delaware or a federal court located in Delaware. Each party hereto hereby consents to personal jurisdiction in any such action brought in any such Delaware or federal court, agrees that process issuing from such court may be served upon him or it by any other party and consents to the service of such process, and waives any objection to venue in any such Delaware or federal court and any claim that any such Delaware or federal court is an inconvenient forum.



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         1.6 INFORMATION. Prior to the execution and delivery of this Agreement,
FMAC will provide to UDC a letter specifying those sections of or that material in the Prospectus that will be deemed to have been provided to UDC by FMAC specifically for inclusion therein for purposes of this Agreement. If at any time in the future, UDC proposes to amend any such information, UDC will give prior written notice and the opportunity to review and comment on the revised material to FMAC and thereafter, to the extent that FMAC approves the revision in writing, the revised material will continue to be deemed to have been provided to UDC by FMAC specifically for inclusion in the Prospectus for purpose of this Agreement.

         1.7 ADMINISTRATIVE CLAIMS; BAR DATE; CONDITIONS TO OBLIGATIONS. FMAC's obligations hereunder are entitled to administrative expense priority in the Bankruptcy Case under 11 U.S.C. s. 503. In the event the Joint Plan is confirmed, FMAC agrees that any obligation hereunder owing UDC by FMAC shall be paid by Debtor from the B Pieces and any other asset of the estate after payment to UDC of the Secured Claim Recovery Amount and the Modified UDC Fee, and prior to any payments to the FMAC estate or creditors thereof. FMAC further agrees to, in connection with confirmation of the Joint Plan, set a "bar" date on or before which creditors or other interested parties can file a claim against FMAC or any other person relating to information contained or omitted from the Disclosure Statement. This bar date will be set at 60 days after confirmation. Any creditors or parties in interest not filing claims on or before the bar date shall be forever barred and enjoined from asserting any claims against any of FMAC and/or any other person on account of any liabilities hereunder. To the extent the Joint Plan is not confirmed and the Break-up Fee is payable, UDC will have no obligations under this Agreement. Capitalized terms used in this Section
1.7 and not otherwise defined will have the meanings given in the Joint Plan.

                                    SECTION 2
                                  MISCELLANEOUS

         2.1. GOVERNING LAW. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Delaware applicable to agreements executed and to be performed solely within such state without regard to conflict of laws rules thereof.

         2.2. CAPTIONS. The Article and Section captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         2.3 NOTICES. Any notice or other communication required or permitted under this Agreement shall be sufficiently given in delivered in person or sent by telecopy or by registered or certified mail, postage prepaid, addressed as follows:



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         If to any FMAC Party:

         First Merchants Acceptance Corporation
         570 Lake Cook Road, Suite 126
         Deerfield, Illinois 60015
         Facsimile:  (847) 948-9303

         With a copy to:

         Mitchell L. Hollins, Esq.
         Sonnenschein Nath & Rosenthal
         8000 Sears Tower
         Chicago, Illinois 60606
         Facsimile:  (312) 876-7934

         If to any UDC Party:

         Ugly Duckling Corporation
         2525 E. Camelback Road, Suite 1150
         Phoenix, Arizona 85016
         Facsimile:  (303) 852-6696

         With a copy to:

         Steven D. Pidgeon, Esq.
         Snell & Wilmer, L.L.P.
         One Arizona Center
         Phoenix, Arizona 85004-0001
         Facsimile:  (303) 832-6070

or such other address or number as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by facsimile or mail.

         2.4 PARTIES IN INTEREST. This Agreement shall be binding upon UDC and FMAC and shall inure to the benefit of the UDC Parties and FMAC Parties and their respective heirs, executors, administrators, successors, and permitted assigns.

         2.5 ASSIGNMENT. Neither this Agreement nor the rights and obligations of the parties hereunder may be assigned by either party without the prior written consent of the other party.

         2.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.




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         2.7 ENTIRE AGREEMENT. This Agreement, including the other documents referred to herein and therein which form a part hereof and thereof, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         2.8 AMENDMENTS. This Agreement may not be changed orally but only by an agreement in writing signed by both FMAC and UDC.

         2.9 SEVERABILITY. In case any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

         IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

UGLY DUCKLING CORPORATION:


By:  Steven P. Johnson
     -----------------------------------
Its: Senior Vice President and Secretary
     -----------------------------------

FIRST MERCHANTS ACCEPTANCE CORPORATION:


By:  William H. Plamondon
     -----------------------------------
Its: President
     -----------------------------------


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